                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement             / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

/x/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       COEUR D'ALENE MINES CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                       COEUR D'ALENE MINES CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

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/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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

                        COEUR D'ALENE MINES CORPORATION

                       400 COEUR D'ALENE MINES BUILDING
                              POST OFFICE BOX I
                               505 FRONT AVENUE
                          COEUR D'ALENE, IDAHO 83814

                                                                  March 31, 1995

Dear Shareholder:

     We are pleased to invite you to attend our Annual Meeting. This year it will be held the morning of Tuesday, May 9, 1995, at 9:30 A.M., local time, at The Coeur d'Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d'Alene, Idaho. The primary business of the meeting will be to elect directors, vote upon a proposed increase in the number of shares of common stock issuable under the Company's Executive Compensation Program and the proposed adoption of the Non-Employee Directors' Stock Option Plan, and ratify the selection of independent accountants.

     A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, we think it wise for you to be represented by proxy. Therefore, if you cannot attend the meeting, we urge you to sign the enclosed proxy card and mail it promptly in the return-addressed, permit-stamped envelope which we have provided for your convenience.

                                            Sincerely,

                                            /s/ DENNIS E. WHEELER
                                            ---------------------
                                            Dennis E. Wheeler
                                            Chairman of the Board,
                                            President and Chief Executive
                                            Officer

                       COEUR D'ALENE MINES CORPORATION

                       400 COEUR D'ALENE MINES BUILDING
                               505 FRONT AVENUE
                              POST OFFICE BOX I
                          COEUR D'ALENE, IDAHO 83814

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

     Notice is hereby given that the Annual Meeting of Shareholders of Coeur d'Alene Mines Corporation (the "Company"), an Idaho corporation, will be held at The Coeur d'Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d'Alene, Idaho, on Tuesday, May 9, 1995, at 9:30 A.M., local time, for the following purposes:

          1. To elect a Board of Directors of the Company consisting of eight persons to serve for the ensuing year or until their respective successors are duly elected and qualified;

          2. To amend the Company's Executive Compensation Program authorizing an additional 500,000 shares of Common Stock for issuance thereunder;

          3. To approve the proposed Non-Employee Directors' Stock Option Plan and to authorize 200,000 shares of Common Stock for issuance pursuant thereto;

          4. To ratify the selection of Ernst & Young as public accountants for the Company for the current fiscal year; and

          5. To transact such other business as properly may come before the meeting.

     Nominees for directors are set forth in the enclosed Proxy Statement.

     Only shareholders of record at the close of business on March 21, 1995, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

                                              By order of the Board of Directors,

                                              /s/ WILLIAM F. BOYD
                                              -------------------
Coeur d'Alene, Idaho                          William F. Boyd
March 31, 1995                                Secretary

                             YOUR VOTE IS IMPORTANT

     Please date, sign and promptly return the enclosed proxy so that your shares may be voted in accordance with your wishes.

     Mail the proxy in the enclosed envelope, which requires no postage if mailed in the United States.

     The giving of the proxy does not affect your right to vote in person should you attend the meeting.

                                PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation, by the Board of Directors of Coeur d'Alene Mines Corporation (the "Company"), of proxies of shareholders to be voted at the Annual Meeting of Shareholders to be held on May 9, 1995, and any and all adjournments thereof.

     Any shareholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of the Company.

     This Proxy Statement and the accompanying proxy are being mailed or given on or about March 31, 1995, to shareholders of the Company.

                               VOTING SECURITIES

     All shareholders of record as of the close of business on March 21, 1995, are entitled to vote at the Annual Meeting or any adjournment thereof upon the matters listed in the Notice of Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date, except that shareholders have cumulative voting rights in the election of directors. As of the close of business on March 21, 1995, a total of 15,595,840 shares of common stock, $1 par value per share (the "Common Stock"), were issued and outstanding.

     Under cumulative voting for directors, the number of votes a shareholder may cast is the number of shares held, multiplied by the number of directors being elected. Those votes may be cast however desired. For example, if you own 100 shares and eight directors are being elected, you have 800 votes which you may either cast for one candidate or distribute among the candidates, as you desire.

     Shares represented by a proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the eight nominees for directors listed herein (or their substitutes in the event any of the nominees is unavailable for election) or, in their discretion, they may vote cumulatively for all or a lesser number of such nominees in order to elect the maximum number of Management's nominees; (2) FOR the amendment to the Company's Executive Compensation Program authorizing an additional 500,000 shares of Common Stock for issuance thereunder; (3) FOR the approval of the proposed Non-Employee Directors' Stock Option Plan and the authorization of 200,000 shares of Common Stock for issuance pursuant thereto; (4) FOR the ratification of the selection of Ernst & Young as the Company's independent public accountants; and (5) in their discretion with respect to such other business as properly may come before the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone or telegram. The Company has retained Morrow & Company, Inc., New York, New York, to assist it in the solicitation of proxies. That firm's charge to the Company will be $8,500 plus out-of-pocket expenses.

                             ELECTION OF DIRECTORS

     Eight directors are to be elected at the Annual Meeting, each to serve for one year or until his successor is elected and qualified. Seven of the nominees currently are members of the Board. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the eight persons named below, or in the sole discretion of the persons named in the accompanying proxy, for a lesser number of such nominees in order to elect the maximum number of Management's nominees. The Company does not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion.

                                                                                        DIRECTOR
                                  NOMINEE                                       AGE      SINCE
----------------------------------------------------------------------------    ---     --------
Dennis E. Wheeler...........................................................    52        1968
  Chairman of the Board of the Company since May 1992; President since
  December 1980; Chief Executive Officer since December 1986; Chief
  Administrative Officer from December 1980 to December 1986; Secretary from
  January 1980 to December 1980; Senior Vice President and General Counsel
  from 1978 to 1980. Director of Sierra Pacific Resources (a public utility holding company).
Joseph C. Bennett...........................................................    62        1981
  Mining Consultant. Director of Conwest Exploration Company, Limited.
Duane B. Hagadone...........................................................    62        1987
  Chairman of the Board of The Hagadone Corporation, a company engaged in the newspaper and communications businesses, since 1966; Chairman of the
  Board of Hagadone Hospitality Co., which is engaged in the hotel and restaurant businesses, since 1983. Director of Washington Water Power
  Company.
James J. Curran.............................................................    55        1989
  Chairman of the Board and Chief Executive Officer, First Interstate Bank,
  Northwest Region (Alaska, Idaho, Montana, Oregon and Washington); Chairman
  of the Board and Chief Executive Officer, First Interstate Bank of Oregon,
  N.A. from February 1991 to October 1991; Chairman, President and Chief
  Executive Officer of First Interstate Bank of Denver, N.A., from April
  1990 to January 1991; Chairman, President and Chief Executive Officer of
  First Interstate Bank of Idaho, N.A., from July 1984 to March 1990.
James A. Sabala.............................................................    40        1989
  Senior Vice President and Chief Financial Officer of the Company since
  June 1989; Vice President -- Finance from 1987 to June 1989; Treasurer since 1982; and Secretary from 1986 to March 1990. Certified Public
  Accountant.

                                                                                        DIRECTOR
                                  NOMINEE                                       AGE      SINCE
----------------------------------------------------------------------------    ---     --------
James A. McClure............................................................    70        1991
  Attorney with the Boise, Idaho law firm of Givens, Pursley & Huntley;
  President of the Washington, D.C. consulting firm of McClure, Gerard &
  Neuenschwander, Inc.; United States Senator from Idaho from 1972 to 1990;
  former Chairman of the Senate Energy and Natural Resources Committee.
  Director of Boise Cascade Corporation (natural resources company) and The
  Williams Companies (petroleum and telecommunications company).
Jeffery T. Grade............................................................    52        1993
  Chairman of the Board and Chief Executive Officer of Harnischfeger
  Industries, Inc., which is engaged in the manufacture of mining and material handling equipment and paper-making machinery and in computerized information systems and engineering services, since 1993; previously served as President and Chief Executive Officer of that corporation from
  1992 to 1993 and President and Chief Operating Officer of that corporation from 1986 to 1992. Director of Harnischfeger Industries, Inc., Crucible
  Materials Corporation (a manufacturer of special materials) and Measurex
  Corporation (a manufacturer of central systems).
Cecil D. Andrus.............................................................    63          --
  Governor of Idaho (1971-1977); Secretary of the Department of the Interior
  (1977-1981); Governor of Idaho (1987-1995). Director of Albertson's, Inc.
  (a nation-wide grocery retail chain) and NuWest Industries, Inc.
  (manufacturer of agriculture fertilizer). Chairman of the Andrus Center for Public Policy at Boise State University; member "of counsel" of the
  Gallatin Group (a policy consulting firm).

MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

     The Board of Directors of the Company met six times during 1994. The Company has an Audit Committee, consisting of Messrs. Curran, Grade and McClure, which met three times during 1994. The Board also has a Compensation Committee, consisting of Messrs. Bennett, Grade and Hagadone, which met three times during 1994. Each director attended all of the meetings of the Board of Directors and committees on which he served except Mr. McClure who was absent for a special meeting. The Company also has an Executive Committee of its Board on which Messrs. Bennett, Hagadone and Wheeler currently serve and which is authorized to act in the place of the Board of Directors on limited matters which require action between Board meetings. The Board of Directors does not have a nominating committee.

                                SHARE OWNERSHIP

     The following table sets forth information, as of March 21, 1995, concerning the beneficial ownership of the Company's Common Stock by the only shareholder known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock, by each of the nominees for election as directors, and by all directors/nominees and executive officers of the Company as a group:

                                                                  SHARES OF THE
                                                                 COMPANY'S STOCK           PERCENT OF
                                                                BENEFICIALLY OWNED         OUTSTANDING
                                                                ------------------         -----------
FMR Corp.....................................................        2,019,653(1)             12.97%
Franklin Resources, Inc......................................        1,030,032(2)              6.61%
Dennis E. Wheeler............................................           98,494(3)(4)(5)         .63
Joseph C. Bennett............................................            3,000(3)               .02
James A. Sabala..............................................           28,773(3)(4)(5)         .18
Duane B. Hagadone............................................              100                    *
James J. Curran..............................................              100                    *
James A. McClure.............................................              350(3)                 *
Jeffery T. Grade.............................................              100                    *
Cecil D. Andrus..............................................              100                    *
All officers and nominees for director as a group (12
  persons)...................................................          157,887(4)(5)           1.01

---------------

(*) Holding constitutes less than .0l% of the outstanding shares.

(1) FMR Corp. is an investment advisory firm that serves as investment advisor to several investment companies that own the above-reported shares. Its address is 82 Devonshire Street, Boston, Mass. 02109. Of the above shares, 337,953 shares may be acquired upon the conversion of the Company's 7% Convertible Subordinated Debentures Due 2002.

(2) Franklin Resources, Inc. is an investment advisory firm that serves as investment advisor to several investment companies that own the above-reported shares. Its address is 777 Mariners Island Blvd., P.O. Box 7777, San Mateo, CA 94403-7777. Of the above shares, 992,368 shares may be acquired upon the conversion of the Company's 6 3/8% Convertible Subordinated Debentures Due 2004 and 37,664 shares may be acquired upon the conversion of the Company's 6% Convertible Subordinated Debentures Due 2002.

(3) Individual shares investment and voting powers over certain of his shares with his wife. The other directors have sole investment and voting power over their shares.

(4) Holding includes 4,178 shares held in the Coeur d'Alene Mines Corporation Profit Sharing Retirement Trust of which the officer is a Trustee.

(5) Holding includes the following shares which may be acquired upon the exercise of exercisable options outstanding under the Company's 1989 Long-Term Incentive Plan: Dennis E. Wheeler -- 49,297 shares; James A. Sabala -- 15,647 shares; and all officers and directors as a group -- 81,242 shares.

                        COMPENSATION AND RELATED MATTERS

HISTORY AND OBJECTIVES OF THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM

     The Company has an Executive Compensation Program (the "Program") that includes grants of Common Stock and options therefor and was originally approved by the shareholders in 1989. Prior to putting the Program in place, the Company engaged Hewitt Associates, a leading, independent executive compensation consulting firm to render advice on the structure of an executive compensation program which would provide incentives to executive officers to meet short-term and long-term objectives and attract, retain and motivate key executives that significantly affect Company performance. The Company believes the Program is structured to motivate the key executives to best serve the shareholders by conducting business in a manner that enhances shareholder value.

COMPENSATION COMMITTEE

     The Company has a Compensation Committee composed entirely of outside directors. The Committee worked with the independent consultant and with the Chief Executive Officer to assure that the Program met the objectives set forth above, and is consistent with other plans in the mining industry. In addition, the Compensation Committee meets annually to set executive compensation for the year, to review recommendations of the independent consultant and to recommend compensation to the Board of Directors. The selection of officers receiving grants of nonqualified stock options and awards of stock under the Program, and decisions concerning the timing, pricing and amount of such grants and awards, are made by the Compensation Committee. The Board makes the final decision regarding all other elements of executive compensation.

ELEMENTS OF THE PROGRAM

     The Program consists of three basic elements: 1) base salary, 2) annual incentive compensation and 3) long-term incentive compensation. The Program is performance based. Fifty percent of each executive's annual incentive compensation is determined by the executive's performance relative to his predetermined goals, and the remaining fifty percent is determined by the Company's overall performance relative to predetermined goals established by the Board of Directors. One hundred percent of each executive's long-term incentive compensation is based upon Company performance. Goals of the Chief Executive Officer are set by, and reviewed by, the Compensation Committee which makes recommendations to the Board of Directors. Goals of other executives are recommended by the Chief Executive Officer to the Compensation Committee, which in turn reports upon individual performance to the Board.

COMPENSATION PROGRAM SUMMARY

     Under the Program, the stated goal is to set each executive's compensation at approximately the third quartile of that reported for other companies in the industry. During 1994, the Company retained Hewitt Associates to determine if the executive salaries were in fact established at the third quartile. Hewitt Associates has reported that, as a group, the executive base salaries are 26% below that benchmark and total compensation is 45% below the third quartile benchmark. The compensation of the Company's executive officers is also linked to the Company's financial performance as well as the individual officer's performance. As more fully discussed below under "Compensation Committee Report," annual incentive compensation awards under the Annual Incentive Plan (the "AIP") are based upon target award levels expressed as a percentage of base salaries, established at the beginning of each year for participating executives and vary depending upon the individual's level of responsibility and impact on overall Company performance. One-half of the AIP target award value is based on financial performance of the Company and one-half is based on the individual officer's performance. The Program's long-term incentives include non-qualified options granted under the Long-Term Incentive Plan (the "LTIP") and performance shares (payable in shares of Common Stock and cash after a four-year performance period) granted under the Company's Long-Term Performance Share Plan (the "LTPSP"). The long-term compensation opportunities associated with options that vest at a rate of 25% a year and shares of Common Stock that are issued after a four-year period are directly related to the market value of the Company's Common Stock. Long-term incentive awards paid under the LTPSP reward long-term shareholder value enhancement relative to industry competitors over a four-year performance period. One-half of the annual incentive payments under the AIP and all long-term incentive awards under the LTIP and LTPSP are directly related to Company performance.

     A total of 357,000 shares of Common Stock were originally authorized for possible issuance under the Program. As of March 21, 1995, a balance of 66,908 shares remained available to underlie non-qualified options and Common Stock awards that may be granted in the future under the Program. As more fully discussed below under "PROPOSED AUTHORIZATION OF ADDITIONAL COMMON STOCK ISSUABLE UNDER THE EXECUTIVE COMPENSATION PROGRAM," shareholders will vote at the Annual Meeting upon the proposed authorization of an additional 500,000 shares of Common Stock for possible issuance under the Program.
              ---------------------------------------------------

     The following Summary Compensation Table sets forth the annual salary, annual bonus (including cash and stock) and long-term compensation (including stock awards, options granted and long-term incentive cash payments) earned by the Company's Chief Executive Officer and the other four highest paid executive officers of the Company during each of the last three years. In addition, the table sets forth other compensation paid to such persons during 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                           --------------------------------
                                         ANNUAL COMPENSATION                       AWARDS           PAYOUTS
                             --------------------------------------------  ----------------------   -------
                                                            OTHER ANNUAL   COMMON STOCK              LTPSP     ALL OTHER
                                      SALARY      BONUS     COMPENSATION     AWARD(S)     OPTIONS   PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR      ($)      ($)(1)(2)        ($)          ($)(3)      (#)(4)    ($)(5)       ($)(6)
---------------------------  -----   --------   ---------   -------------  ------------   -------   -------   ------------
Dennis E. Wheeler..........   1994   $326,607   $215,963         --          $ --         15,600    $54,141     $ 32,786
  Chairman, President &       1993    326,584    248,219         --            --         14,041    82,500       128,656
  Chief Executive Officer     1992    281,051    187,650         --            60,938     13,800    70,000        11,443
Michael L. Clark...........   1994    214,773    108,860         --                        8,640      --          15,999
  Senior Vice-President --    1993    180,748    109,980         --            --          4,299      --          --
  Chief Operating Officer     1992     40,000     26,130         --            27,000      6,221      --          --
James A. Sabala............   1994    162,738     82,764         --            --          6,336    21,578        13,644
  Senior Vice President --    1993    160,145     81,760         --            --          3,821    29,040        11,564
  Finance, Chief Financial    1992    141,083     68,062         --            24,000      5,530    24,640        11,443
  Officer & Treasurer
William F. Boyd............   1994    148,413     60,585         --            --          4,320    10,041        10,278
  Secretary and Corporate     1993    145,845     58,489         --            --          2,597      --           7,745
  Counsel                     1992    137,667     58,977         --            16,313      3,759      --          11,443
Alan L. Wilder.............   1994    126,524     41,272         --            --          2,040     7,855         8,931
  Vice President --           1993    125,261     52,594         --            --          1,244      --           7,075
  Engineering                 1992    112,250     40,986         --             7,813      1,800      --           7,738

---------------

(1) Annual incentive payments under the "AIP" are based upon target award levels established by the Compensation Committee of the Company's Board of Directors (the "Committee") at the beginning of each annual performance period and vary depending upon each participant's responsibilities and base salary. Awards under the AIP are paid after the annual performance period and vary from 0% to 200% of the targets based on actual performance, with one-half the award value based on overall Company financial performance and one-half based on the participant's individual performance. Company financial objectives underlying the measurement of Company performance include both total asset growth and cash flow return on total assets. One-half of each AIP award is paid in cash and one-half is paid in shares of Common Stock.

(2) Does not report perquisites amounting to less than the lesser of $50,000 or 10% of total salary and bonus. In 1994, includes the market value of shares of common stock granted under the AIP, based on the closing prices of the shares on the New York Stock Exchange on the date of grant.

(3) Reports the full market value (based on the closing prices of the shares on the New York Stock Exchange on the dates of grant) of aggregate shares of Common Stock awarded. Shares of Common Stock awarded under the LTPSP are issued upon completion of a four-year performance period after the date of grant. Prior to 1993, the Program provided for annual awards of restricted stock that vested over a four-year period. Commencing in 1993, awards are paid in shares of Common Stock and cash in amounts that are not determinable until completion of a four-year award cycle. The aggregate number and market value (based on the $16.375 per share closing price of the shares on the New York Stock Exchange on

     December 31, 1994) of the restricted shares of Common Stock granted pursuant to the LTPSP prior to 1993 and held by the above executive officers at December 31, 1994 were as follows: Dennis E. Wheeler -- 15,445 shares ($252,912), James A. Sabala -- 6,435 shares ($105,373), Michael L. Clark -- 1,615 shares ($26,446), William F. Boyd -- 2,076 shares ($33,995)
     and Alan L. Wilder -- 1,434 shares ($23,487). Dividends on restricted shares are remitted to each executive as paid by the Company.

(4) Reports the number of shares underlying nonqualified options granted under the LTIP during each of the respective years.

(5) Reports cash payouts (not awards) under the LTPSP. Payments are made under the LTIP after the end of the four-year performance period after award. The above reported payments relate to awards made in 1991 and are based on the performance period ending December 31, 1994. See note 2 to the Long-Term Incentive Plan Awards Table below for additional information regarding the LTPSP.

(6) Includes the Company's contributions to its defined contribution Profit Sharing Retirement Plan (the "Profit Sharing Plan") and amounts credited to the Company's Supplemental Retirement Plan (the "Supplemental Retirement Plan"). The amount of the Company's annual contribution to the Profit Sharing Plan, in which all full-time employees who have been employed for over one year and are at least 21 years old participate, is determined annually by the Board of Directors and may not exceed 15% of the participants' aggregate compensation. Accrued benefits under the Profit Sharing Plan begin vesting after one year of employment and are fully vested after five years of employment. Retirement benefits under the Profit Sharing Plan are based on a participant's investment fund account upon retirement, the participant's age and the form of benefit payment elected by the participant. The Company maintains the Supplemental Retirement Plan for its executive officers. Under the Supplemental Retirement Plan, an amount is accrued that equals the portion of the contribution to the Company's Profit Sharing Plan that is restricted due to restrictions under ERISA. In 1994, Messrs. Wheeler, Sabala and Boyd were credited with contributions of $7,500, $7,500 and $7,500, respectively, under the Project Sharing Plan. In 1994, Messrs. Wheeler, Clark, Sabala, Boyd and Wilder were credited with $25,286, $8,499, $6,144, $2,778 and $1,431, respectively, pursuant to the Supplemental Retirement Plan.

     The following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted in January 1995 under the LTIP for services rendered in 1994, and their potential realizable values. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The potential realizable value of the options are based on assumed annual 0%, 5% and 10% rates of stock price appreciation over the term of the option. Also set forth is the amount of the increases in the value of all of the Company's outstanding shares of Common Stock that would be realized in the event of such annual rates of stock price appreciation.

                              OPTION GRANTS TABLE

                                                                                             POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF
                                                                                                STOCK PRICE APPRECIATION
                                 INDIVIDUAL GRANTS                                                 FOR OPTION TERM(4)
-----------------------------------------------------------------------------------    ------------------------------------------
                                     % OF TOTAL
                                   OPTIONS GRANTED
                                    TO EMPLOYEES
                OPTIONS GRANTED       IN FISCAL          EXERCISE        EXPIRATION
    NAME            (#)(1)             YEAR(2)        PRICE ($/SH)(3)       DATE           0%           5% ($)         10% ($)
-------------   ---------------    ---------------    ---------------    ----------    ----------    ------------    ------------
Dennis E.
  Wheeler....        15,600             35.61%            $15.625           1/5/05         $    0    $    153,270    $    388,518
Michael L.
  Clark......         8,640             19.72%             15.625           1/5/05              0          84,888         215,179
James A.
  Sabala.....         6,336             14.46%             15.625           1/5/05              0          62,251         157,798
William F.
  Boyd.......         4,320              9.86%             15.625           1/5/05              0          42,444         107,590
Alan L.
  Wilder.....         2,040              4.66%             15.625           1/5/05              0          20,043          50,806
All
 Shareholders
  (5)........                                                                              $    0    $153,229,128    $388,414,395
Named
  Executive
  Officers'
  Gains as a
  % of All
  Shareholder
  Gains......                                                                                                .24%            .24%

---------------

(1) The options are nonqualified stock options that become exercisable cumulatively as to 25%, 50%, 75% and 100% after the first, second, third and fourth anniversaries, respectively, after the date of grant.

(2) Based on options for a total of 43,806 shares granted to all employees.

(3) The exercise price is equal to the fair market value on the date of grant of the option.

(4) The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's Common Stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of the Company's Common Stock, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

(5) Total dollar gains based on assumed annual rates of appreciation shown and the 15,595,840 shares of Common Stock outstanding on March 21, 1995.

     The following aggregate Option Exercises and Year-End Option Value Table sets forth, for each of the named executive officers, information regarding aggregate exercises of options in 1994 and the number and value of unexercised options at December 31, 1994:

       AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

                            SHARES
                           ACQUIRED                                                VALUE OF UNEXERCISED
                              ON           VALUE        NUMBER OF UNEXERCISED          IN-THE-MONEY
       NAME              EXERCISE (#)  REALIZED ($)     OPTIONS AT FY-END (#)    OPTIONS AT FY-END ($)(1)
------------------       ------------  ------------     ---------------------    ------------------------
                                                      EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
Dennis E.
  Wheeler.........          --                 --        37,061/29,981             $ 34,875/$8,625
Michael L.
  Clark...........          --                 --          1,556/8,964             $     --/$   --
James A. Sabala...          --                 --        10,783/11,868             $  3,438/$3,438
William F. Boyd...          --                 --          2,990/7,466             $  2,563/$2,563
Alan L. Wilder....          --                 --          1,350/3,494             $  1,125/$1,125

---------------

(1) Market value of underlying securities at exercise or year-end, minus the exercise price.

    The following Long-Term Incentive Plan Awards Table sets forth, for each of the named executive officers, long-term incentive plan awards (not payouts) made in January 1995 for services rendered in 1994 under the LTPSP. (Payouts for the completed four-year performance periods ending in 1992, 1993 and 1994 are reported above under the Long-Term Compensation Payouts column of the Summary Compensation Table.)

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

                                         NUMBER      PERFORMANCE
                                           OF           OR           ESTIMATED FUTURE-PAYOUTS
                                         SHARES,       OTHER                 UNDER
                                          UNITS        PERIOD        NON-STOCK PRICE BASED
                                           OR           UNTIL               PLANS (2)
                                          OTHER      MATURATION   -------------------------
                                          RIGHTS         OR        THRESHOLD TARGET   MAXIMUM
              NAME                        (#)(1)       PAYOUT       (#)      (#)       (#)
---------------------------------         ------     ----------     -----    -----     ------
Dennis E. Wheeler................        8,111       12/31/97      4,056    8,111     12,167
Michael L. Clark.................        4,493       12/31/97      2,247    4,493      6,740
James A. Sabala..................        3,295       12/31/97      1,648    3,295      4,943
William F. Boyd..................        2,246       12/31/97      1,123    2,246      3,369
Alan L. Wilder...................        1,061       12/31/97        531    1,061      1,592

---------------

(1) Performance share awards under the LTPSP are based upon target award levels established by the Committee at the beginning of each four-year performance period and vary depending upon the participant's responsibilities and base salary. Awards under the LTPSP are paid after the end of a four-year performance period and may vary from 0% to 150% of the targets based on actual Company financial performance. Commencing with LTPSP awards made in 1993, 60% is paid in shares of Common Stock and 40% is paid in cash upon completion of the four-year performance period. The first long-term performance awards under the LTIP occurred in 1989 and the first payout of such awards was made in

     1992, as reported under the Long-Term Compensation Payouts column of the Summary Compensation Table.

(2) Company financial performance for LTPSP award determination purposes is based on the Company's total shareholder return ("TSR") relative to a group of other companies in the precious metals mining industry (the "Comparable Group"). TSR equals the market price of the Company's Common Stock at the end of the four-year period plus dividends paid during the period, divided by the market price of the Common Stock at the beginning of the period. Actual award levels are based on the relative performance of the Company's TSR relative to the TSRs of the Comparable Group companies. The threshold performance level (i.e., the minimum amount payable) is reached if the Company's TSR is at the 30th percentile, in which case the percent of the target award is 50%. The target performance level is reached if the Company's TSR is at the 50th percentile, in which case the percent of the target award is 100%. The maximum performance level is achieved if the Company's TSR is at or above the 75th percentile, in which case the percent of the target award is 150%.

COMPENSATION COMMITTEE REPORT

     The following description of the Company's executive compensation practices and policies is presented on behalf of the Compensation Committee of the Company's Board of Directors (the "Committee"). The fundamental philosophy of the Company's Executive Compensation Program is to offer competitive compensation opportunities based on both the individual's performance and the Company's performance. The Company and the Committee receive the services of Hewitt Associates, a leading, independent executive compensation consulting firm in connection with the implementation of the Company's Executive Compensation Program. Compensation of the Company's executive officers is reviewed annually by the Committee, which is comprised entirely of outside directors, and is directly linked to the Company's financial performance comparisons with other companies in the industry and shareholder interests. Total compensation opportunities are competitive with those offered by comparable employers in the precious metals mining industry and annual salaries are intended to be in the third quartile of comparable company executive salary levels. The present members of the Committee are Joseph C. Bennett, Jeffery T. Grade and Duane B. Hagadone.

     Annual incentive compensation awards under AIP are based on target award levels, expressed as a percentage of base salaries, established at the beginning of each annual performance period for participating executives and vary (from 50% for the Company's Chairman/President/CEO to lower amounts for other executives) depending upon the individual's level of responsibility and impact on overall Company performance. Specific individual and group objectives, reflecting the executive's responsibilities, are developed for each participating executive prior to the beginning of the year. Objectives for participants other than the Chairman/President/CEO are established for each participant and approved by the Chairman/President/ CEO. Individual objectives for the Chairman/President/CEO are established by the Committee and for 1994 included objectives relating to the operation, management and growth of the Company. In addition, financial objectives are established for the Company based on growth of total assets and cash flow return on total assets. Actual awards paid after the end of each annual performance period vary from the target awards based on the actual versus targeted performance objectives. One-half of the target award value is based on financial performance of the Company and one-half is based on the individual performance of the participant. Awards vary from zero percent to 200 percent of the target awards and are 50% payable in cash and 50% in shares of Common Stock.

     Long-term incentive awards under the Plan consist of non-qualified stock options granted under the LTIP and performance shares awarded under the LTPSP. Of each long-term incentive awarded, 40% is allocated to non-qualified stock options granted under the LTIP and 60% is allocated to performance shares awarded under the LTPSP.

     Awards of non-qualified stock options are based on established percentages of base salary and vest cumulatively at a rate of 25% per year. The options expire ten years after the date of grant. Option exercise prices are equal to the fair market value of the Common Stock on the date of grant. As of March 21, 1995, non-qualified stock options to purchase a total of 190,909 shares of Common Stock at an average exercise price of $17.71 per share were outstanding.

     Performance shares awarded under the LTPSP are designed to award key executives for overall Company performance over a four-year time period and to align the interests of such executives with those of shareholders by rewarding increases in shareholder value. Before each four-year performance period begins, target awards, expressed as a percentage of base salaries, are established for each executive, with a target award level (varying from 25% for the Company's Chairman/President/CEO to lower amounts for other executives) for each participant depending upon the individual's level of responsibility and impact on overall total return to shareholders. Actual awards paid at the end of the four-year performance period vary from the initial award target based on the actual total shareholder return ("TSR") of the Company relative to the TSRs of a group of other companies in the precious metals mining industry (the "Comparable Group"). The companies in the Comparable Group are AMAX Gold, Inc., American Barrick Resources Corp., ASARCO, Inc., Battle Mountain Gold Co., Echo Bay Mines, Ltd., FMC Gold Company, Hecla Mining Co., Homestake Mining Co., Newmont Gold Company, Pegasus Gold, Inc. and Placer Dome, Inc. TSR is the price of the Common Stock at the end of the year plus dividends during the year, divided by the market value of the Common Stock at the beginning of the year. Actual award payments may vary from zero percent to 150% of the target awards. Final awards under the LTPSP, which are not determinable until completion of the four-year performance period, are paid 60% in shares of Common Stock and 40% in cash.

     As discussed above, one-half of the annual incentive awards under the AIP and all long-term incentive awards under the LTPSP are directly related to Company performance. Growth of total assets and cash flow return on total assets are considered in establishing Company financial objectives for purposes of AIP incentive payment determinations and Company TSR in comparison with Comparable Group TSRs is used to determine actual long-term cash incentive award payments under the LTPSP. Individual performance is measured against predetermined individual or group objectives, the formulation of which reflect the nature of the particular executive's responsibilities, in determining one-half of the annual incentive payments under the AIP.

     Payments made under the AIP based on 1994 performance reflect the following Company performance accomplishments: (i) the increase in the Company's total revenues from $83.7 million in 1993 to $103.9 million in 1994 and the reduction of the Company's loss from $8.1 in 1993 to $3.9 in 1994; (ii) the increase in the Company's total gold and silver production from approximately 123,000 and
6.1 million ounces in 1993, respectively, to Company record levels of approximately 129,000 and 6.2 million ounces in 1994, respectively;

(iii) the consummation in January and February of an offering of $100,000,000 principal amount of 6 3/8% Convertible Subordinated Debentures Due 2004; (iv) the completion of the feasibility study at the Fachinal property in Chile and commencement in July 1994 of mine construction contracting activities there; (v) the acquisition of interests in the fully developed, operating El Bronce and Faride Mines in Chile in July and September 1994, respectively; (vi) the formation with ASARCO Incorporated ("ASARCO") of Silver Valley Resources Corporation, 50% of which will be owned by each of the Company and ASARCO and will consist of the Coeur and Galena Mines and the Calady property; (vii) the completion in July 1994 of the new life-of-mine leach pad and conveyor system at the Rochester Mine a month ahead of schedule; (viii) the increase in the Company's total precious metals reserves from approximately 2.5 million ounces of gold and 129.0 million ounces of silver at the end of 1993 to 2.7 million ounces of gold and 131.0 million ounces of silver at the end of 1994; (ix) the receipt in November by the Rochester Mine of the Nevada Association and Conservation District environmental award; and (x) the acquisition by the Company of the remaining one-third interest in the Jualin property in Alaska. Payments under the LTIP, which exceed the targets established under that plan, were based on the Company's total shareholder return relative to the Comparable Group during the four-year period ending in 1994.

     The Committee concluded that Mr. Wheeler's 1994 performance as Chairman/President/CEO of the Company exceeded the objectives established by the Committee. That conclusion and the determination of his awards, which exceeded targets established under the AIP for 1994 performance, were based upon: (i) the Company's performance accomplishments described in the above paragraph and, in particular, Mr. Wheeler's instrumental role in expanding the Company's activities in Chile in connection with the commencement of construction at the Fachinal property and the acquisitions of the Company's interests in the El Bronce and Faride Mines in that country, and the expansion of the staff, including the appointment of three new top-level managers, at CDE Chilean Mining Corporation, the Company's Chilean subsidiary; (ii) Mr. Wheeler's leadership in the industry in being named the 1994 recipient of the Environmental Conservation Distinguished Service Award by the American Institute of Mining, Metallurgical and Petroleum Engineers in February 1994 and appointed as a U.S. Director of the World Gold Council in June 1994, as well as in his continued activities as a primary spokesperson for U.S. mining companies in Washington, D.C. in connection with efforts to obtain favorable resolution of amendments to the country's mining law which are deemed adverse to the general mining industry; and (iii) Mr. Wheeler's strategic financial leadership in positioning the Company so that its cash, cash equivalents and short-term investments at the end of 1994 aggregated approximately $143.2 million, which is approximately 7.7 times the Company's year-end current liabilities, and which will enable the Company to take advantage of favorable opportunities to acquire or make investments in additional precious metals mines, properties or businesses that may arise.

                                Compensation Committee of the Board of Directors
                                                               Joseph C. Bennett
                                                                Jeffery T. Grade
                                                               Duane B. Hagadone

SUPPLEMENTAL RETIREMENT DEFERRED COMPENSATION PLAN

     Pursuant to the Company's Supplemental Retirement Deferred Compensation Plan, officers may defer up to 25% of their salary as well as the cash portion of awards under the AIP and LTPSP. Amounts deferred accrue interest at a prime lending rate not to exceed 10% and payout may be effected by a lump sum or an annuity.

DIRECTORS' FEES

     In and prior to 1994, outside directors received an annual director's fee of $25,000 and also received an additional fee of up to a total of $25,000 per year for services as a director of one or more of the Company's subsidiaries. Each outside director of the Company received total director's fees of $50,000 in 1994. Assuming shareholder approval of the proposed Non-Employee Directors' Stock Option Plan discussed below, outside directors will receive at least $5,000 of their director fees in the form of stock options in lieu of $5,000 of cash compensation and will be able to elect to receive stock options in lieu of cash fees for up to the $45,000 balance of their annual director fees. Committee members receive no compensation for their services.

DIRECTORS' RETIREMENT PLAN

     Pursuant to the Company's Directors' Retirement Plan, outside directors who have a minimum of five years of service are entitled to one year of retirement benefit for each year of service up to a maximum of ten years of retirement benefits. Each year's retirement benefit is equal to 40% of the outside director's annual compensation as a director of the Company at the time of retirement.

CHANGE IN CONTROL PROVISIONS

     In the event of a change in control of the Company, as defined below (a "Change in Control"), all awards under the Program fully vest as follows: (i) all unvested stock options become fully exercisable; (ii) any unvested shares of restricted stock become fully vested so that the restrictions on the sale of such stock lapse on the Change in Control date; and (iii) cash or Common Stock payments of performance awards made under the Program must be fully paid within 30 days following the date of the Change in Control. A Change in Control of the Company for purposes of the Program is deemed to occur in the event of (i) an organization, group or person acquires beneficial ownership of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; (ii) a majority of the members of the Company's Board of Directors during any two-year period is replaced by directors who are not nominated and approved by the Board; (iii) a majority of the Board members is represented by, appointed by or affiliated with any organization, group or person whom the Board has determined is seeking to affect a Change in Control of the Company; or (iv) the Company is combined with or acquired by another company and the Board determines, either before or after such event, that a Change in Control will or has occurred.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Dennis E. Wheeler, Chairman of the Board, President and Chief Executive Officer, which provides for a term of employment through June 1, 1997, and which is automatically extended for one year on June 1 of each year unless terminated or modified by the Company by written notice. Mr. Wheeler's employment agreement includes the same Change in Control provisions as those included in the Executive Severance Agreements described below, and in the event of his death, his employment agreement provides for the lump sum payment to his estate of an amount equal to his annual base salary at the time of such death.

     On June 28, 1994, the Company extended through December 31, 1995, and continuing from year-to-year thereafter unless terminated by the Company by written notice, the Executive Severance Agreements with five executive officers and three key managerial employees of the Company ("Executives") pursuant to which certain benefits will be payable to the Executives in the event of a Change in Control of the Company and the termination of the Executive's employment within two years after such Change in Control for any reason other than for cause, disability, death, normal retirement or early retirement. (The term "Change in Control" for purposes of the Executive Severance Agreements has the same meaning as that discussed above under "Change in Control Provisions.")

     The benefits payable to an Executive in the event of a Change in Control and such termination of employment are (i) the continued payment of the Executive's full base salary at the rate in effect immediately prior to his or her termination of employment, as well as the short-term and long-term bonuses at 100% of the target levels provided under the AIP and LTPSP for the two years following such termination of employment; (ii) the continued payment by the Company during that period of all medical, dental and long-term disability benefits under programs in which the Executive was entitled to participate immediately prior to termination of employment; (iii) acceleration of the exercisability and vesting of all outstanding stock options, restricted stock, performance plan awards and performance shares granted by the Company to the Executive under the Program; and (iv) the granting to the Executive of continued credit through the two-year period following termination of employment for purposes of determining the Executive's retirement benefits under the Company's Profit Sharing Plan. Each Executive Severance Agreement provides that if the severance payments provided thereunder would constitute a "parachute payment," as defined in Section 280G of the Internal Revenue Code, the payment will be reduced to the largest amount that would result in no portion being subject to the excise tax imposed by, or the disallowance of a deduction under, certain provisions of the Code. Accordingly, the present value of such payment will generally be required to be less than three times the Executive's average annual taxable compensation during the five-year period preceding the Change in Control.

CERTAIN TRANSACTIONS

     In recent years, the Congress has considered repealing or amending the Mining Law of 1872. Any such legislation, if passed, could have an adverse impact upon the Company's business. Mr. James A. McClure, a director of the Company, is the President and a principle shareholder of the consulting firm of McClure, Gerard & Neuenschwander, Inc. This firm represents a group of mining companies that have retained the firm with regard to such legislation and who share in the cost of services. In addition, the firm performed services for the Company and its venture partner, Echo Bay Mines, regarding legislative issues concerning the Kensington Venture near Juneau, Alaska. During 1994, the Company paid the firm $259,361 for consulting services and expects to pay the firm $75,000 for consulting services to be rendered in 1995.

                                 PROPOSAL NO. 2

           PROPOSED AMENDMENT OF THE COMPANY'S EXECUTIVE COMPENSATION
        PROGRAM AUTHORIZING AN ADDITIONAL 500,000 SHARES OF COMMON STOCK
                            FOR ISSUANCE THEREUNDER

     In 1989, when the Company adopted its Executive Compensation Program ("Program"), 357,000 shares of Common Stock were authorized for possible issuance under the Program. As of March 21, 1995, 66,908 of such shares remained available for issuance under the Program. On March 16, 1995, the Company's Board of Directors approved a resolution amending the Program to authorize an additional 500,000 shares for issuance thereunder and directed that the proposal be submitted for shareholder approval at the 1995 Annual Meeting of Shareholders. The Company believes that such amount should be sufficient to satisfy the anticipated need for shares under the Program for the next five years.

     The three component plans that constitute the Program, which is administered by the Compensation Committee, are the AIP, the LTIP and the LTPSP. The AIP provides for annual incentive compensation awards, one-half of which are based on the financial performance of the Company and one-half on the individual officer's performance. Since 1993, one-half of each AIP award has been paid in cash and one-half in shares of Common Stock; such share awards have been made under the LTIP. Prior to 1993, awards under the AIP consisted solely of cash. The LTIP provides for the grant of non-qualified stock options that are based on a percent of base salary and vest cumulatively at a rate of 25% per year. The LTPSP provides for the issuance of performance share awards (60% of which are payable in shares of Common Stock and 40% are payable in cash after a four-year performance period) and are based on long-term shareholder value enhancement relative to industry competitors over a four-year period. Such share awards have been made under the LTIP. Prior to 1993, such LTPSP share awards consisted solely of cash. Shares issued under the Program may be originally issued shares or shares in treasury that are acquired by the Company in the open market or otherwise.

     For a description of the Program and the terms of the AIP, LTIP and LTPSP, reference is made to the discussion set forth above under "COMPENSATION AND RELATED MATTERS."

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSED AMENDMENT AUTHORIZING AN ADDITIONAL 500,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE PROGRAM.

                                 PROPOSAL NO. 3

         PROPOSED ADOPTION OF NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The Board of Directors proposes that shareholders approve the Non-Employee Directors' Stock Option Plan (the "Plan"). The Plan was approved by the Board of Directors on January 24, 1995, and, subject to shareholder approval at the Annual Meeting, is effective as of January 1, 1995. In a study dated February 17, 1995, Hewitt Associates reported that 59% of the companies comprising the Fortune 500 industrials include some type of equity based plan in their director compensation. The Plan is designed to maintain the Company's ability to attract and retain the services of experienced and highly qualified outside directors and to increase their proprietary interest in the Company through the acquisition of Common Stock. The fair market value of any options granted under the Plan are in lieu of an equal amount of the director's cash compensation.

The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Exhibit A.

     Administration. The Plan is administered by the Board of Directors of the Company. Although the Board is authorized to interpret the Plan and establish rules relating to its implementation, the Board's administrative functions are ministerial in view of the Plan's explicit provisions described below, including those relating to eligibility for option grants and predetermination of the timing, pricing and amount of such grants. Furthermore, the Board may not amend the Plan or take any action that would materially increase the benefits accruing to participants under the Plan. It is intended that the Plan will conform with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934.

     Eligibility. Directors of the Company who are not employed by the Company or a subsidiary of the Company are eligible to receive options under the Plan. Five of the Company's present directors (i.e., Joseph C. Bennett, Jeffrey T. Grade, Duane B. Hagadone, James J. Curran and James A. McClure) currently are eligible to participate. In order to become a participant under the Plan, a person must be a non-employee director at the end of a calendar year and must make an irrevocable election prior to the end of such year to receive all or a specified portion, but not less than $5,000, of such person's regular directors' fees for the next year in the form of an option under the Plan.

     An option granted to a non-employee director pursuant to the Plan is in lieu of the directors' fees to which such director otherwise would be entitled during the following year or, for a newly-elected non-employee director, during the remainder of the year in which first elected. As described above under "COMPENSATION AND RELATED MATTERS -- Directors' Fees," each non-employee director receives total annual directors' fees of $50,000. Pursuant to the Plan, each non-employee director receives at least $5,000 of his directors' fees in the form of a stock option under the Plan in lieu of cash and is able to elect to receive a stock option in lieu of cash fees for up to the $45,000 balance of his annual directors' fees.

     In the case of a non-employee director who first becomes eligible during a calendar year, the irrevocable election must be made within 30 days of such person's becoming a non-employee director and will apply to the directors' fees to be earned by such person for the remainder of the year.

     Authorized Shares. Subject to adjustment as described below, a total of 200,000 shares of Common Stock of the Company will be reserved for issuance upon the exercise of options under the Plan. Shares issued under the Program may be originally issued shares or may be shares in treasury that are acquired by the Company in the open market or otherwise. In the event of the expiration or termination of an option prior to exercise, the shares subject to such option will become available for the grant of additional options under the Plan. Adjustments will be made in the number of shares subject to the Plan and subject to subsequent and outstanding options, and in the purchase price of outstanding options, in order to reflect changes in the Company's Common Stock through changes in the corporate structure or capitalization such as through a stock dividend, stock split or merger.

     Option Grants. As stated above, options are granted under the Plan only in lieu of an optionee's foregone annual directors' fees. Each option will consist of (i) a mandatory award valued (as described below) at $5,000 and (ii) an elective award valued at the amount of the $45,000 balance of the annual directors' fees which the optionee elects to be in the form of a stock option under the Plan. Options are automatically granted under the Plan on the third business day of each year to each non-employee director. With respect to a non-employee director who is first elected during a year, an option will automatically be granted to such person on the 30th day following the day of his becoming a director. The value of the option is determined by an independent consultant or other expert applying the Black-Scholes option valuation method designed to value a right to acquire shares of Common Stock of the Company at an exercise price equal to the fair market value thereof on the date of grant, which right is exercisable at any time beginning six months from the date of grant and ending ten years from the date of grant. The following table sets forth information regarding options that were granted under the Plan to non-employee directors on January 5, 1995, which option grants are subject to shareholder approval of the Plan at the Annual Meeting:

                                                                  NUMBER
                                                   AMOUNT           OF         OPTION
                                                     OF           SHARES       EXERCISE
                                                   FOREGONE       SUBJECT       PRICE
                                                   DIRECTOR'S       TO           PER
          NAME OF OUTSIDE DIRECTOR                 FEES           OPTION*      SHARE**
--------------------------------------------       -------        ------       -------
Joseph C. Bennett...........................       $ 5,000           594       $15.625
James J. Curran.............................        25,000         2,790        15.625
Jeffrey T. Grade............................         5,000           594        15.625
Duane B. Hagadone...........................        50,000         5,938        15.625
James A. McClure............................         5,000           594        15.625
                                                   -------        ------
     Total..................................       $90,000        10,510
                                                   =======        ======

---------------

 * The number of shares is determined by dividing each outside director's foregone directors' fees by the per-share value of an option using the Black-Scholes option valuation method.

** The option exercise price is equal to the average of the high and low prices of the Common Stock reported by the New York Stock Exchange on January 5, 1995, which was the date of grant.

     Option Exercise. The option exercise price is equal to the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on the date of grant. Options become exercisable commencing six months following the date of grant and cease to be exercisable ten years following such date, at which time they expire. The option exercise price may be paid (i) in cash, (ii) in shares of Common Stock already owned by the optionee and valued at their fair market value on the date of exercise of the option, (iii) by requesting the Company to withhold from the number of shares of Common Stock issuable upon exercise of the option that number of shares having an aggregate fair market value on the date of exercise equal to the option exercise price for all of the shares subject to such exercise, or (iv) by a combination of (i),
(ii) and (iii) above.

     Director Fee Suspension; Termination of Service. Payment of an optionee's directors' fees is suspended commencing with the first scheduled quarterly payment date coinciding with or subsequent to the date of grant of an option under the Plan, and continuing until the amount of the directors' fees foregone by the optionee equals the option value, the method of valuation of which is discussed above. In the event the optionee's service as a director of the Company terminates prior to the suspension of an amount of the optionee's directors' fees equal to the value of the option, then either (i) the option is cancelled to the extent that the value thereof exceeds the amount of the optionee's suspended director's fees, or (ii) the optionee submits a cash payment to the Company equal to the amount of the excess of the value of the option over the amount of directors' fees suspended.

     Transferability. Options granted under the Plan will be non-transferable other than by will, testamentary trust or the laws of descent and distribution. The Company plans to file a Form S-8 Registration Statement with the Securities and Exchange Commission in order to register the shares underlying options granted under the Plan pursuant to the Securities Act of 1933.

     Merger Consolidation or Liquidation. At least 30 days prior written notice of a merger, consolidation or liquidation of the Company will be given by the Company to optionees under the Plan. Upon the occurrence of a merger, consolidation or liquidation of the Company, options outstanding under the Plan will automatically terminate unless the surviving or acquiring corporation assumes the option or substitutes a new option for it.

     Tax Consequences. Options granted under the Plan will be non-statutory options not intended to qualify under Section 422(A) of the Internal Revenue Code. The grant of options will not result in taxable income to the optionee or a tax deduction for the Company. The exercise of an option, however, will result in taxable ordinary income to the optionee and a corresponding deduction for the Company, in each case equal to the difference between the option exercise price and the fair market value of the underlying shares on the date the option is exercised.

     Duration of Plan. The Plan will remain in effect until (i) all Common Stock subject to options granted under the Plan have been purchased or acquired,
(ii) the Board terminates the Plan or (iii) January 1, 2005, which is ten years after the effective date of the Plan. Options which have not lapsed or been exercised at the time the Plan terminates will remain in effect until they expire or are exercised.

     Plan or Amendment or Termination. The Board of Directors may suspend or discontinue the Plan or amend it; provided, however, that provisions relating to method of determining the amount, timing and pricing of options may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. The Board will have the authority to amend the Plan and options granted thereunder to comply with the requirements of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934. Without the approval of shareholders, no revision or amendment may change the number of shares subject to the Plan other than as a result of a capitalization adjustment, change the designation of the class of directors eligible to receive options or materially increase the benefits accruing to participants under the Plan. Furthermore, no amendment may alter or impair any rights or obligations relating to a previously granted option without the consent of the optionee.

     MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSED NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.

                                 PROPOSAL NO. 4

                            INDEPENDENT ACCOUNTANTS

     The Company's Board of Directors has appointed Ernst & Young to serve as the Company's independent public accountants for the current fiscal year. Ernst & Young has served since 1981 in that capacity. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company's Board of Directors of Ernst & Young to serve as the Company's independent public accountants for the current fiscal year. A majority vote is required for ratification. A representative of Ernst & Young will be present at the Annual Meeting to answer any questions concerning the Company's financial statements and to make a statement if he desires to do so.

                            STOCK PERFORMANCE CHART

     The following chart compares the Company's cumulative total shareholder return with the S&P 500 Index, which is a performance indicator of the overall stock market, and a Company-determined peer group.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              AMONG COEUR D'ALENE MINES CORPORATION, S&P 500 INDEX
                              & PEER GROUP INDEX**


                                 Coeur d'Alene
      Measurement Period       Mines Corporation                   Peer Group
    (Fiscal Year Covered)        Common Stock      S&P 500 Index    Index* *
Dec. 1989                            100.00          100.00          100.00
Dec. 1990                             79.08           98.35           97.67
Dec. 1991                             66.87          127.94           80.16
Dec. 1992                             55.12          138.66           74.06
Dec. 1993                            102.89          152.82          127.85
Dec. 1994                             78.88          154.05          105.69

Assumes $100 invested on January 1, 1989, in the Company's Common Stock, S&P 500 Index and a peer group index.
---------------

  * Total return assumes reinvestment of dividends.

 ** The issuers of common stock included in the peer group index are Amax Gold, Inc., American Barrick Resources Corporation, ASARCO Incorporated, Battle Mountain Gold Co., Echo Bay Mines, Ltd., FMC Gold Company, Hecla Mining Company, Homestake Mining Company, Newmont Gold Company, Pegasus Gold, Inc. and Placer Dome, Inc.

*** Fiscal year ending December 31.

                           1996 SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1996 Annual Meeting must be received by the Secretary of the Company, 400 Coeur d'Alene Mines Building, Post Office Box I, Coeur d'Alene, Idaho 83814 no later than December 4, 1995, in order for them to be considered for inclusion in the 1996 Proxy Statement.

                                 OTHER MATTERS

     Management is not aware of any other matters to be considered at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

     This Proxy Statement is accompanied by the Annual Report of the Company which includes financial statements for the year ended December 31, 1994. The Annual Report is not to be regarded as part of the proxy solicitation materials.

                                          By order of the Board of Directors,
                                          COEUR D'ALENE MINES CORPORATION

                                          /s/ WILLIAM F. BOYD
                                          -------------------
                                          William F. Boyd
                                          Secretary

Coeur d'Alene, Idaho
March 31, 1995

                                                                       EXHIBIT A

                        COEUR D'ALENE MINES CORPORATION
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                       (EFFECTIVE AS OF JANUARY 1, 1995)

                        ARTICLE 1. ESTABLISHMENT OF PLAN

     1.1 Establishment and Name of Plan. Coeur d'Alene Mines Corporation (the "Company") hereby adopts the Coeur d'Alene Mines Corporation Non-Employee Directors' Stock Option Plan, effective as of January 1, 1995.

     1.2 Purpose of Plan. The purpose of this Plan is to encourage Non-Employee Directors of the Company to acquire the Stock of the Company through an option program that makes service on the Board more attractive to present and prospective Non-Employee Directors of the Company.

     The Plan does not cover any employees of the Company or its subsidiaries or affiliates and thus is not subject to the Employee Retirement Income Security Act of 1974.

     1.3 Application of Plan. The terms of this Plan apply only to eligible Directors of the Company on or after January 1, 1995. Any Director who does not meet the eligibility requirements for Plan participation or whose service terminated before January 1, 1995, shall not be entitled to benefits under this Plan.

     1.4 Approval by Shareholders. This Plan shall be submitted for shareholder approval at the Company's 1995 annual meeting of shareholders. Any Option granted prior thereto shall not become exercisable until the Plan is approved by the Company's shareholders.

                             ARTICLE 2. DEFINITIONS

     2.1 Definitions. The following definitions are in addition to any other definitions set forth elsewhere in the Plan. Whenever used in the Plan, the capitalized terms in this section shall have the meanings set forth below unless otherwise required by the context in which they are used:

          (a) "Board" means the board of directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Company" means Coeur d'Alene Mines Corporation.

          (d) "Director" means a person who is a member of the Board.

          (e) "Directors' Fees" means the fees which are paid to a Director to retain his services, and for attendance at meetings of the Board.

          (f) "Employee" means a person employed by the Company or any of its Subsidiaries. "Employee" includes officers and Directors who are employed by a Subsidiary.

          (g) "Fair Market Value" means the average of the highest and lowest prices of the Stock as reported in publications of general circulation for "New York Stock Exchange-Composite Transactions" on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the date immediately preceding the date on which there were Stock transactions.

          (h) "Non-Employee Director" means a Director who is not an Employee or an officer of the Company or Subsidiary.

          (i) "Option" means the right to purchase stock at a stated price for a specified period of time.

          (j) "Participant" means an Non-Employee Director who has chosen to participate in the Plan by foregoing Directors' Fees.

          (k) "Plan" means this Coeur d'Alene Mines Corporation Non-Employee Directors' Stock Option Plan, as in effect from time to time.

          (l) "Severance Date" means the last day of the month in which a Director's service on the Board terminates for any reason.

          (m) "Stock" means the common stock of the Company, $1 par value per share.

          (n) "Subsidiary" means a subsidiary corporation as defined in section 424 of the Code.

          (o) "Value" means the calculated value of a right to acquire a share of Stock of the Company at an exercise price equal to the Fair Market Value of Stock on the date of issue at any time beginning 6 months from the date of issue and ending 10 years from the date thereof. Value shall be determined not less often than annually, by an independent consultant or other expert applying a "Black-Scholes" option valuation method.

     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine or feminine terminology shall also include the neuter and other gender, and the use of any term in the singular or plural shall also include the opposite number.

                            ARTICLE 3. PARTICIPATION

     3.1 Eligibility. All Non-Employee Directors are eligible to participate in the Plan.

     3.2 Participation. In order to become a Participant, a Non-Employee Director shall make an irrevocable election before the end of a calendar year, on a form provided by the Company, to receive all or a specified part, but not less than $5,000 per annum of his regular Directors' Fees for the next year in the form of Options. The number of Options available to the Participant is determined by the formula set forth in Section 5.1 In the case of a Director who first becomes eligible during a calendar year, the election described above may be made within 30 days of his becoming a Non-Employee Director (or within 30 days of Plan adoption, if applicable), and shall apply to regular Directors' fees to be earned for the remainder of the calendar year.

                           ARTICLE 4. AVAILABLE STOCK

     4.1 Number. The total number of shares of Stock subject to options under the Plan may not exceed 200,000 shares, subject to adjustment upon occurrence of any of the events indicated in Section 4.3. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury stock, not reserved for any other purpose.

     4.2 Lapsed Option. If any Option granted under the Plan terminates, expires, or lapses for any reason, any shares subject to such Option shall be available again for the grant of another Option.

     4.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the stockholders of the Company by reason of a Stock dividend, Stock split, reorganization, reclassification, recapitalization, merger, consolidation, combination, exchange of shares, or other similar change, then the aggregate number and class of shares or other securities that may be issued or transferred pursuant to the Plan and the provisions, terms and conditions of each outstanding Option affected thereby, shall be adjusted appropriately by the Committee, whose determination shall be conclusive.

     4.4 Duration. The Plan shall remain in effect until (a) all Stock subject to Options has been purchased or acquired, (b) the Board terminates the Plan pursuant to Article 7, or (c) January 1, 2005, whichever shall first occur. Options which have not lapsed or been exercised at the time the Plan terminates shall remain in effect until they expire or are exercised as if the Plan had not terminated.

     4.5 Tax Reporting and Withholding. Participants are independent contractors rather than employees of the Company, and it is intended that they shall be responsible for all tax reporting and payments with respect to their Options to the full extent required or permitted by law. Nevertheless, the Company shall be entitled to take reasonable steps to comply with any federal, state or local tax withholding or reporting required of it by law with respect to Plan benefits. Prior to making or authorizing any payment under this Plan for which the Company may have a liability in the event of noncompliance with any tax or other legal requirement, the Company may require such documents from the payee or any taxing or other government authority having jurisdiction over the Company or the payee, or may require such indemnities or surety bond, as the Company shall reasonably consider necessary for its protection.

                            ARTICLE 5. STOCK OPTIONS

     5.1 Grant of Stock Options. Subject to the provisions of the Plan, Options shall be granted to Participants as set forth below. Options may be granted only in lieu of Directors' Fees, with the total Value of Options granted equalling the amount of such foregone Directors' Fees.

     The formula for determining the number of Option shares granted to a Participant in any year is:

Directors' Fees which Participant
  elects to forego for such year       =      Number of Shares
----------------------------------
        Value of an Option

     The number of Option shares which are granted to each Participant shall be in the discretion of the Participant, based on the amount of Directors' Fees which the Participant elects to forego and the Value of an Option established by an independent appraiser. The grant date shall be the third business day of each calendar year or, in the case of a newly elected or appointed Non-Employee Director, the 30th day following the date that such person becomes a Non-Employee Director.

     5.2 Price of Stock Options. The exercise price of an Option shall equal the full Fair Market Value of Stock as of the date of grant.

     5.3 Option Agreement. Each Option shall be evidenced by an Option agreement that specifies the Option price, the number of shares of Stock to which the Option pertains, the duration of the Option, and such other provisions as the Committee shall determine.

     5.4 Exercise of Options. Options shall be fully vested once granted and, subject to Section 8.7, may be exercised at any time beginning six months following the date of grant and ending 10 years following such date, at which time they shall expire.

     5.5 Payment. The purchase price of Stock upon exercise of an Option shall be paid (a) in cash, (b) in Stock valued at its Fair Market Value on the date of exercise, (c) by requesting the Company to withhold from the number of shares of Stock otherwise issuable upon exercise of the Option that number of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Option price for all of the shares of Stock subject to such exercise, or (d) by a combination thereof, in the manner provided in the Option agreement. Certificates for such shares tendered in payment shall be in a form for good delivery. The Committee in its sole discretion may permit payment of the purchase price upon exercise of any Option to be made by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the exercise price. The proceeds from payment of Option prices shall be added to the general funds of the Company and shall be used for general corporate purposes.

     5.6 Fee Suspension and Resignation. Payment of director's fees shall be suspended, commencing with the first scheduled payment date coinciding with or subsequent to the grant date, and continuing until the amount of fees foregone by the participating Director equals the value of the Options granted.

     In the event a Director resigns or his service otherwise terminates prior to suspension of fees equaling the full value of all Option grants, the Director, at his election, shall either:

          1. Return to the Company Options that have a value determined as of the grant date equal to the unpaid portion: or

          2. Submit a cash payment to the Company equal to the unpaid portion.

     5.7 Non-transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated, otherwise than by will, testamentary disposition or by the laws of descent and distribution. All Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant, except that if the Securities and Exchange Commission modifies Rule 16b-3 or any successor thereto to allow transfers for estate planning purposes, then transfers for that purpose shall be allowed within limits to be established by the Board.

                           ARTICLE 6. ADMINISTRATION

     6.1 Administration by Board. Grants of Stock Options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section 5.1 However, the Plan shall be administered by the Board, and the Board shall have discretionary authority to construe and interpret all provisions of the Plan, to adopt rules and practices concerning Plan administration, to decide all claims for benefits, and to take all other necessary or appropriate actions to carry out the purpose of the Plan. The Board may delegate responsibility for matters of recordkeeping and other routine administrative tasks with respect to the Plan. All interpretations, constructions, determinations, and other actions of the Board shall be conclusive and binding on all parties and shall be entitled to the maximum deference permitted by law. The Plan shall be administered so as to comply with the requirements of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934.

     No Director may vote on a Plan decision affecting his or her individual interest under the Plan in a matter that is not applicable to Participants in general.

                      ARTICLE 7. AMENDMENT AND TERMINATION

     7.1 Plan Amendment or Termination. The Board of Directors of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that provisions relating to the amount, timing and pricing of Options may not be amended more than once in six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. Furthermore, without the approval of shareholders, no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 4.3), change the designation of the class of directors eligible to receive Options, or materially increase the benefits accruing to Participants under the Plan. The Board of Directors has the authority to amend the Plan and Options granted thereunder to comply with the requirements of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934. No amendment may alter or impair any rights or obligations of any Option previously granted without the consent of the Non-Employee Director.

                            ARTICLE 8. MISCELLANEOUS

     8.1 Non-Alienation. Except as otherwise required by law, neither the Company nor any participating Subsidiary shall make any award or permit exercises under this Plan to any assignee or creditor of a Participant. Prior to the time of an exercise under this Plan, a Participant shall have no rights by way of anticipation or otherwise to assign or dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law or otherwise, including but without limitation by execution, levy, garnishment, attachment, pledge, lien, or bankruptcy.

     8.2 Records. The records of the Board with respect to the Plan shall be conclusive on all participants, Beneficiaries, and other persons.

     8.3 Incompetency. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Board receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee, or other person legally vested with the care of the person or estate has been appointed; provided, however, that if the Board shall find that any person to whom an Option is exercisable under the Plan is unable to properly care for such person's own affairs because of incompetency, or is a minor, then any exercise (unless a prior claim therefore shall have been made by a duly appointed legal representative) may be made by the spouse, a child, a parent, or a brother or sister, or to any person or institution deemed by the Board to have incurred expenses for the Participant otherwise entitled to exercise.

     In the event a guardian of the estate of any person claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, exercise may be made by such guardian provided that proper proof of appointment is furnished in a form and manner acceptable to the Board. To the extent permitted by law, any such exercises so made shall be a complete discharge of liability therefore under the Plan.

     8.4 No Individual Liability. It is declared to be the express purpose and intention of the Plan that no liability whatsoever shall attach to or be incurred by any Directors or any stockholders or employees of the Company or any of its Subsidiaries or any representatives appointed hereunder, by reason of any term or condition of the Plan. The Company, through insurance or otherwise, shall indemnify any Board member, corporate officer, or other individual against any personal liability for actions taken or omitted in good faith in the performance of duties on behalf of the Company under this Plan.

     8.5 Illegality of Particular Provision. If any particular provision of this Plan shall be found to be illegal or unenforceable, such provision shall not affect any other provision, but the Plan shall be construed in all respects as if such invalid provision were omitted.

     8.6 Applicable Law. This instrument shall be construed in accordance with and governed by the laws of the State of Idaho to the extent not superseded by the laws of the United States.

     8.7 Merger, Consolidation or Liquidation. At least 30 days prior written notice of a merger, consolidation or liquidation of the Company shall be given by the Company to the Optionee. Upon the occurrence of a merger, consolidation or liquidation of the Company, the Option shall automatically terminate unless the surviving or acquiring corporation shall assume the Option or substitute a new option for it.

                        COEUR D'ALENE MINES CORPORATION

         400 COEUR D'ALENE MINES BUILDING, 505 FRONT AVENUE, P.O. BOX I

                           COEUR D'ALENE, IDAHO 83814

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 9, 1995, 9:30 A.M., LOCAL TIME

The undersigned appoints Dennis E. Wheeler or, in his absence, William F. Boyd, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d'Alene Mines Corporation common stock the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 9, 1995, or at any adjournment thereof, with all powers the undersigned would have if personally present.

THE SHARES WILL BE VOTED AS DIRECTED, AND WITH RESPECT TO OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING AS THE PROXIES SHALL DECIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

The Board of Directors recommends voting FOR the following proposals:
1.  TO ELECT DIRECTORS

    / / FOR all eight nominees listed below (except as marked to the contrary below)

       C.D. ANDRUS, J.C. BENNETT, J.J. CURRAN, J.T. GRADE, D.B. HAGADONE,
                  J.A. MCCLURE, J.A. SABALA and D.E. WHEELER.

   (INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)
--------------------------------------------------------------------------------
   / / WITHHOLD AUTHORITY to vote for all nominees listed above.
                                                     (Continued on reverse side)

2. TO AMEND THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM AUTHORIZING AN ADDITIONAL 500,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER

FOR / /                 AGAINST / /                 ABSTAIN / /

3. TO APPROVE THE PROPOSED NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN AND TO AUTHORIZE 200,000 SHARES OF COMMON STOCK FOR ISSUANCE PURSUANT THERETO.

FOR / /                 AGAINST / /                 ABSTAIN / /

4. TO RATIFY THE SELECTION OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1995.

FOR / /                 AGAINST / /                 ABSTAIN / /

5. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.


                                                      Sign exactly as your name
                                                      appears hereon. When
                                                      signing in a
                                                      representative or
                                                      fiduciary capacity,
                                                      indicate title. If shares
                                                      are held jointly, each
                                                      holder should sign.

                                                      Date                , 1995
                                                           ---------------

                                                      --------------------------

                                                      --------------------------
                                                             Signature of
                                                            Shareholder(s)